(BW)(BUFFETS HOLDINGS) Buffets Holdings, Inc. Announces Results for the First Quarter of Fiscal 2005 and Sales Guidance for the Second Quarter of 2005

        EAGAN, Minn. — (BUSINESS WIRE) — November 1, 2004 — Buffets Holdings, Inc. (“Buffets Holdings”), the parent company of Buffets, Inc. (“Buffets”), today reported operating results for its first quarter ended September 22, 2004.

        Buffets Holdings reported sales for the first quarter ended September 22, 2004, of $217.2 million, versus sales of $219.6 million for the first quarter ended September 24, 2003. While average weekly sales for 2005 of $50,619 were 1.2% higher than 2004 average weekly sales, total sales declined by 1.1% in 2005. This decline was due to a reduction in operating weeks, offset by an increased check average. During the twelve months ended September 22, 2004, Buffets closed 15 and opened four restaurants. Same-store sales for the first quarter of 2005 increased by 0.2% as compared to those reported for the prior year period. This increase reflected a 2.4% decline in guest traffic and a 2.6% increase in average check. The increase in average check comprised a 2.0% price increase and a 0.6% average check increase due to a reduction in free promotional and employee meals.

        Net income for the first quarter of 2005 was $1.1 million, as compared to net income of $4.0 million for the first quarter of 2004. Net income for the first quarter of 2005 included a pretax charge of approximately $1.9 million related to the early extinguishment of approximately $14.3 million of Buffets’ 11 1/4% senior subordinated notes.

        Buffets Holdings also announced that it currently expects same-store sales for the second quarter of 2005 (the 12-week period ending December 15, 2004) to range between a one and a three percent decline versus the comparable period in 2004.

        Buffets Holdings will be conducting a conference call to discuss operating results for the quarter ended September 22, 2004, on Monday, November 1, 2004 at 11:00 a.m. (Eastern). You may access this call starting at 10:45 a.m. (Eastern).

        The conference phone number is 1-888-228-7864 and the conference ID number is 1494157. Kerry Kramp, the Chief Executive Officer of Buffets Holdings, is the conference call leader. In consideration of your fellow participants, the Company requests that cellular phones not be used. The conference call will be recorded and available for playback through Friday, November 12, 2004 at 6:00 p.m. (Eastern). Playback can be reached by dialing 1-800-642-1687 and requesting conference ID number 1494157. Information regarding non-GAAP financial measures discussed in the conference call can be found at www.buffet.com on the financial information page.

        Buffets currently operates 356 restaurants in 34 states comprised of 347 buffet restaurants and nine Tahoe Joe’s Famous Steakhouse(R) restaurants. The buffet restaurants are principally operated under the Old Country Buffet(R) or HomeTown Buffet(R) brands. Buffets also franchises 19 buffet restaurants in seven states.

        The following is a Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

        The statements contained in this release which are not historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results including, specifically, second quarter 2005 same-store sales guidance, to differ materially from those set forth in, or implied by, forward looking statements. The risks and uncertainties involving forward-looking statements include, but are not limited to, general and economic conditions, negative publicity, the impact of competition, the seasonality of Buffets Holdings’ business, adverse weather conditions, future commodity prices, fuel and utility costs, labor costs, employment and environmental laws, government regulations, and inflation. For a detailed discussion of risks and uncertainties that you should consider, please refer to the “Risk Factors/Forward-Looking Statements” section contained in Buffets Holdings’ Form 10-K which was filed with the Securities and Exchange Commission on September 28, 2004. The statements in this release reflect Buffets Holdings’ current beliefs and are based upon information currently available to it. Be advised that developments subsequent to this release are likely to cause these statements to become outdated with the passage of time and no obligation is undertaken to provide updates with respect to the information.

CONTACTS:
R. Michael Andrews, Jr., Chief Financial Officer (651) 365-2626, or
Don Van der Wiel, Vice President, Controller (651) 365-2789

BUFFETS HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	September 22,
	2004	2004
	(Unaudited)
	(In thousands, except per share data)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$26,072	$29,100
Restricted cash and cash equivalents	16,228	--
Receivables	6,963	6,448
Inventories	18,673	18,290
Prepaid expenses and other current assets	5,244	6,231
Deferred income taxes	15,915	15,263

Total current assets	89,095	75,332
PROPERTY AND EQUIPMENT, net	149,618	145,676
GOODWILL	312,163	312,163
DEFERRED INCOME TAXES	1,033	1,672
OTHER ASSETS, net	15,622	14,880

Total assets	$567,531	$549,723

LIABILITIES AND SHAREHOLDERS' DEFICIT
CURRENT LIABILITIES:
Accounts payable	$43,280	$40,206
Accrued liabilities	68,663	64,991
Income taxes payable	4,531	4,515
Current maturities of long-term debt	2,300	2,289

Total current liabilities	118,774	112,001
LONG-TERM DEBT, net of current maturities	496,039	483,444
DEFERRED LEASE OBLIGATIONS	21,621	22,039
OTHER LONG-TERM LIABILITIES	7,013	7,059

Total liabilities	643,447	624,543
SHAREHOLDERS' DEFICIT:
Preferred stock; $.01 par value, 1,100,000 shares authorized;
none issued and outstanding as of June 30, 2004 and
September 22, 2004	--	--
Common stock; $.01 par value, 3,600,000 shares authorized;
3,185,672 shares issued and outstanding as of June 30, 2004
and September 22, 2004	32	32
Accumulated deficit	(75,948)	(74,852)

Total shareholders' deficit	(75,916)	(74,820)

Total liabilities and shareholders' deficit	$567,531	$549,723

BUFFETS HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED INCOME STATEMENTS

	Twelve Weeks Ended
	September 24,	September 22,
	2003	2004
	(Unaudited)
	(In thousands)

RESTAURANT SALES	$219,608	$217,208
RESTAURANT COSTS:
Food	71,260	71,043
Labor	68,402	64,306
Direct and occupancy	51,030	51,775

Total restaurant costs	190,692	187,124
ADVERTISING EXPENSES	5,622	5,797
GENERAL AND ADMINISTRATIVE EXPENSES	9,075	9,896

OPERATING INCOME	14,219	14,391
INTEREST EXPENSE	8,842	10,837
INTEREST INCOME	(92)	(65)
LOSS RELATED TO EARLY EXTINGUISHMENT OF DEBT	--	1,923
OTHER INCOME	(598)	(213)

INCOME BEFORE INCOME TAXES	6,067	1,909
INCOME TAX EXPENSE	2,100	813

Net income	$3,967	$1,096

BUFFETS HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Twelve Weeks Ended
	September 24,	September 22,
	2003	2004
	(Unaudited)
	(In thousands)
OPERATING ACTIVITIES:
Net income	$3,967	$1,096
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	7,606	7,529
Amortization of debt issuance cost	307	341
Accretion of original issue discount	183	2,764
Loss related to early extinguishment of debt .	--	1,923
Deferred income taxes	(798)	13
Loss (gain) on disposal of assets	(327)	907
Changes in assets and liabilities:
Receivables	93	515
Inventories	(372)	194
Prepaid expenses and other current assets	2,796	(987)
Accounts payable	(1,915)	(3,074)
Accrued and other liabilities	(6,214)	(3,208)
Income taxes payable	3,189	(16)

Net cash provided by operating activities	8,515	7,997

INVESTING ACTIVITIES:
Purchase of fixed assets	(3,709)	(3,962)
Acquisition of 20% minority interest in Tahoe Joe's Inc.	(370)	--
Proceeds from sale (purchase) of other assets	33	(343)

Net cash used in investing activities	(4,046)	(4,305)

FINANCING ACTIVITIES:
Repayment of debt	(1,375)	(1,100)
Repurchase of stock	(171)	--
Reduction of restricted cash available for early
extinguishment of debt	--	16,228
Use of restricted cash for early extinguishment of debt	--	(15,736)
Debt issuance costs	--	(56)

Net cash used in financing activities	(1,546)	(664)

NET CHANGE IN CASH AND CASH EQUIVALENTS	2,923	3,028
CASH AND CASH EQUIVALENTS, beginning of period	15,855	26,072

CASH AND CASH EQUIVALENTS, end of period	$18,778	$29,100

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the period for--
Interest (net of capitalized interest of $39 and $68)	$12,938	$11,781

Income taxes	$(293)	$814